JOHN HANCOCK SOVEREIGN BALANCED FUND
                   (a series of John Hancock Investment Trust)

                              101 Huntington Avenue
                           Boston, Massachusetts 02199

                                December 2, 1996


John Hancock Advisers, Inc.
101 Huntington Avenue
Boston, Massachusetts  02199

                         Investment Management Contract
                         ------------------------------

Ladies and Gentlemen:

         John Hancock Investment Trust (the "Trust"), of which John Hancock Sovereign Balanced Fund (the "Fund") is a series, has been organized as a business trust under the laws of The Commonwealth of Massachusetts to engage in the business of an investment company. The Trust's shares of beneficial interest, no par value, may be divided into series, each series representing the entire undivided interest in a separate portfolio of assets.
This Agreement relates solely to the Fund.

         The Board of Trustees of the Trust (the "Trustees") has selected John Hancock Advisers, Inc. (the "Adviser") to provide overall investment advice and management for the Fund, and to provide certain other services, as more fully set forth below, and the Adviser is willing to provide such advice, management and services under the terms and conditions hereinafter set forth.

         Accordingly, the Adviser and the Trust, on behalf of the Fund, agree as follows:

         1. DELIVERY OF DOCUMENTS. The Trust has furnished the Adviser with copies, properly certified or otherwise authenticated, of each of the following:

         (a) Amended & Restated Declaration of Trust dated July 1, 1996, as amended from time to time (the "Declaration of Trust");

         (b)      By-Laws of the Trust as in effect on the date hereof;

         (c)      Resolutions   of  the  Trustees   selecting   the  Adviser  as
                  investment adviser for the Fund and approving the form of this Agreement;

         (d) Commitments, limitations and undertakings made by the Fund to state securities or "blue sky" authorities for the purpose of qualifying shares of the Fund for sale in such states; and

         (e)      The Trust's Code of Ethics.

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         The  Trust  will  furnish  to the  Adviser  from  time to time  copies,
properly  certified  or  otherwise  authenticated,   of  all  amendments  of  or
supplements to the foregoing, if any.

         2. INVESTMENT AND MANAGEMENT SERVICES. The Adviser will use its best efforts to provide to the Fund continuing and suitable investment programs with respect to investments, consistent with the investment objectives, policies and restrictions of the Fund. In the performance of the Adviser's duties hereunder, subject always (x) to the provisions contained in the documents delivered to the Adviser pursuant to Section 1, as each of the same may from time to time be amended or supplemented, and (y) to the limitations set forth in the Fund's then-current Prospectus and Statement of Additional Information included in the registration statement of the Trust as in effect from time to time under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "1940 Act"), the Adviser will, at its own expense:

         (a) furnish the Fund with advice and recommendations, consistent with the investment objectives, policies and restrictions of the Fund, with respect to the purchase, holding and disposition of portfolio securities, alone or in consultation with any subadviser or subadvisers appointed pursuant to this Agreement and subject to the provisions of any sub-investment management contract respecting the responsibilities of such subadviser or subadvisers;

         (b) advise the Fund in connection with policy decisions to be made by the Trustees or any committee thereof with respect to the Fund's investments and, as requested, furnish the Fund with research, economic and statistical data in connection with the Fund's investments and investment policies;

         (c) provide administration of the day-to-day investment operations of the Fund;

         (d) submit such reports relating to the valuation of the Fund's securities as the Trustees may reasonably request;

         (e) assist the Fund in any negotiations relating to the Fund's investments with issuers, investment banking firms, securities brokers or dealers and other institutions or investors;

         (f) consistent with the provisions of Section 7 of this Agreement, place orders for the purchase, sale or exchange of portfolio securities with brokers or dealers selected by the Adviser, PROVIDED that in connection with the placing of such orders and the selection of such brokers or dealers the Adviser shall seek to obtain execution and pricing within the policy guidelines determined by the Trustees and set forth in the Prospectus and Statement of Additional Information of the Fund as in effect from time to time;

         (g) provide office space and office equipment and supplies, the use of accounting equipment when required, and necessary executive, clerical and secretarial personnel for the administration of the affairs of the Fund;

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

         (h) from time to time or at any time requested by the Trustees, make reports to the Fund of the Adviser's performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business and affairs of the Fund;

         (i) maintain all books and records with respect to the Fund's securities transactions required by the 1940 Act, including subparagraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 thereunder (other than those records being maintained by the Fund's custodian or transfer agent) and preserve such records for the periods prescribed therefor by Rule 31a-2 of the 1940 Act (the Adviser agrees that such records are the property of the Fund and will be surrendered to the Fund promptly upon request therefor);

         (j) obtain and evaluate such information relating to economies, industries, businesses, securities markets and securities as the Adviser may deem necessary or useful in the discharge of the Adviser's duties hereunder;

         (k) oversee, and use the Adviser's best efforts to assure the performance of the activities and services of the custodian, transfer agent or other similar agents retained by the Fund;

         (l) give instructions to the Fund's custodian as to deliveries of securities to and from such custodian and transfer of payment of cash for the account of the Fund; and

         (m) appoint and employ one or more sub-advisors satisfactory to the Fund under sub-investment management agreements.

         3.   EXPENSES PAID BY THE ADVISER.  The Adviser will pay:

         (a) the compensation and expenses of all officers and employees of the Trust;

         (b) the expenses of office rent, telephone and other utilities, office furniture, equipment, supplies and other expenses of the Fund; and

         (c) any other expenses incurred by the Adviser in connection with the performance of its duties hereunder.

         4. EXPENSES OF THE FUND NOT PAID BY THE ADVISER. The Adviser will not be required to pay any expenses which this Agreement does not expressly make payable by it. In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 3, the Adviser will not be required to pay under this Agreement:

         (a) any and all expenses, taxes and governmental fees incurred by the Trust or the Fund prior to the effective date of this Agreement;

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

         (b) without limiting the generality of the foregoing clause (a), the expenses of organizing the Trust and the Fund (including without limitation, legal, accounting and auditing fees and expenses incurred in connection with the matters referred to in this clause (b)), of initially registering shares of the Trust under the Securities Act of 1933, as amended, and of qualifying the shares for sale under state securities laws for the initial offering and sale of shares;

         (c) the compensation and expenses of Trustees who are not interested persons (as used in this Agreement, such term shall have the meaning specified in the 1940 Act) of the Adviser and of independent advisers, independent contractors, consultants, managers and other unaffiliated agents employed by the Fund other than through the Adviser;

         (d) legal, accounting, financial management, tax and auditing fees and expenses of the Fund (including an allocable portion of the cost of its employees rendering such services to the
                  Fund);

         (e) the fees and disbursements of custodians and depositories of the Fund's assets, transfer agents, disbursing agents, plan agents and registrars;

         (f) taxes and governmental fees assessed against the Fund's assets and payable by the Fund;

         (g) the cost of preparing and mailing dividends, distributions, reports, notices and proxy materials to shareholders of the Fund;

         (h)      brokers' commissions and underwriting fees;

         (i) the expense of periodic calculations of the net asset value of the shares of the Fund; and

         (j) insurance premiums on fidelity, errors and omissions and other coverages.

         5. COMPENSATION OF THE ADVISER. For all services to be rendered, facilities furnished and expenses paid or assumed by the Adviser as herein provided, the Adviser shall be entitled to a fee, paid monthly in arrears, at an annual rate equal to 0.60% of the average daily net asset value of the Fund.

         The "average daily net assets" of the Fund shall be determined on the basis set forth in the Fund's Prospectus or otherwise consistent with the 1940 Act and the regulations promulgated thereunder. The Adviser will receive a pro rata portion of such monthly fee for any periods in which the Adviser serves as investment adviser to the Fund for less than a full month. On any day that the net asset value calculation is suspended as specified in the Fund's Prospectus, the net asset value for purposes of calculating the advisory fee shall be calculated as of the date last determined.

         In the event that normal operating expenses of the Fund, exclusive of certain expenses prescribed by state law, are in excess of any limitation

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

imposed by the law of a state where the Fund has registered its shares of beneficial interest, the fee payable to the Adviser will be reduced to the extent required by law, and the Adviser will make any additional arrangements that the Adviser is required by law to make.

         In addition, the Adviser may agree not to impose all or a portion of its fee (in advance of the time its fee would otherwise accrue) and/or undertake to make any other payments or arrangements necessary to limit the Fund's expenses to any level the Adviser may specify. Any fee reduction or undertaking shall constitute a binding modification of this Agreement while it is in effect but may be discontinued or modified prospectively by the Adviser at any time.

         6. OTHER ACTIVITIES OF THE ADVISER AND ITS AFFILIATES. Nothing herein contained shall prevent the Adviser or any affiliate or associate of the Adviser from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or portfolios similar to the Fund's; and it is specifically understood that officers, directors and employees of the Adviser and those of its parent company, John Hancock Mutual Life Insurance Company, or other affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, to other investment advisory clients of the Adviser or of its affiliates and to said affiliates themselves.

         The Adviser shall have no obligation to acquire with respect to the Fund a position in any investment which the Adviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, if, in the sole discretion of the Adviser, it is not feasible or desirable to acquire a position in such investment on behalf of the Fund.
Nothing herein contained shall prevent the Adviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security.

         7. AVOIDANCE OF INCONSISTENT POSITION. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Adviser nor any of its investment management subsidiaries, nor any of the Adviser's or such investment management subsidiaries' directors, officers or employees will act as principal or agent or receive any commission, except as may be permitted by the 1940 Act and rules and regulations promulgated thereunder. If any occasions shall arise in which the Adviser advises persons concerning the shares of the Fund, the Adviser will act solely on its own behalf and not in any way on behalf of the Fund. Nothing herein contained shall limit or restrict the Adviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts.

         8. NO PARTNERSHIP OR JOINT VENTURE. Neither the Trust, the Fund nor the Adviser are partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

         9. NAME OF THE TRUST AND THE FUND. The Trust and the Fund may use the name "John Hancock" or any name or names derived from or similar to the names "John Hancock Advisers, Inc." or "John Hancock Mutual Life Insurance Company" only for so long as this Agreement remains in effect. At such time as this Agreement shall no longer be in effect, the Trust and the Fund will (to the

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

extent that they lawfully can) cease to use such a name or any other name indicating that the Fund is advised by or otherwise connected with the Adviser. The Fund acknowledges that it has adopted the name John Hancock Sovereign Balanced Fund through permission of John Hancock Mutual Life Insurance Company, a Massachusetts insurance company, and agrees that John Hancock Mutual Life Insurance Company reserves to itself and any successor to its business the right to grant the nonexclusive right to use the name "John Hancock" or any similar name or names to any other corporation or entity, including but not limited to any investment company of which John Hancock Mutual Life Insurance Company or any subsidiary or affiliate thereof shall be the investment adviser.

         10. LIMITATION OF LIABILITY OF THE ADVISER. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also employed by the Adviser, who may be or become an employee of and paid by the Trust shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Trust and not as the Adviser's employee or agent.

         11. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall remain in force until June 30, 1997, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (a) a majority of the Trustees who are not interested persons of the Adviser or (other than as Board members) of the Fund, cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the Trustees or (ii) a majority of the outstanding voting securities of the Fund. This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty by the vote of a majority of the outstanding voting securities of the Fund, by the Trustees or by the Adviser. Termination of this Agreement shall not be deemed to terminate or otherwise invalidate any provisions of any contract between the Adviser and any other series of the Trust. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 11, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "assignment," "interested person" and "voting security") shall be applied.

         12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement shall be effective until approved by (a) the Trustees, including a majority of the Trustees who are not interested persons of the Adviser or (other than as Trustees) of the Fund, cast in person at a meeting called for the purpose of voting on such approval, and
(b) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act.

         13. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts.

         14. SEVERABILITY. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered

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

invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be deemed invalid or unenforceable in whole or in part.

         15. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name John Hancock Sovereign Balanced Fund is a series designation of the Trustees under the Trust's Declaration of Trust. The Declaration of Trust has been filed with the Secretary of State of The Commonwealth of Massachusetts. The obligations of the Fund are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust, but only upon the Fund and its property. The Fund shall not be liable for the obligations of any other series of the Trust and no other series shall be liable for the Fund's obligations hereunder.

                               Yours very truly,

                               JOHN HANCOCK INVESTMENT TRUST
                               on behalf of John Hancock Sovereign Balanced Fund


                               By: /s/ Anne C. Hodsdon
                                   ----------------------------------
                                   Anne C. Hodsdon
                                   President


The foregoing contract
is hereby agreed to as
of the date hereof.

JOHN HANCOCK ADVISERS, INC.


By: /s/ John A. Morin
    --------------------------------
    John A. Morin
    Vice President and Secretary



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